Exhibit 99.1

INDEPENDENCE BANCSHARES ANNOUNCES CLOSING OF

PRIVATE PLACEMENT OFFERING

Greenville, South Carolina, January 7, 2013: Independence Bancshares, Inc. (OTC: IEBS) (the “Company”), the holding company for Independence National Bank (the "Bank"), announced the closing on December 31, 2012 of a private placement offering in which it issued 17,648,750 shares of common stock at a price of $0.80 per share for gross proceeds of $14.1 million.  Hovde Securities, LLC was the exclusive placement agent for the offering.

Lawrence R. Miller, President and CEO of the Bank, noted, "We believe raising capital in this offering will help us to improve our capital levels in excess of regulatory requirements and better position the Bank to expand its business into higher growth opportunities that are designed to deliver more consistent earnings going forward."

In connection with the closing of the offering, the Board of Directors of the Company announced the appointment of Gordon A. Baird as the Company's President and Chief Executive Officer and as a director of the Company effective December 31, 2012.  Mr. Baird has had an extensive career in banking and financial services, as well as in building new financial services businesses.  Mr. Baird began his career at John Hancock Real Estate Finance in 1990, continuing with State Street Bank and Trust Company and Citigroup Global Markets, Inc. He has extensive experience in bank regulatory issues and payments, technology, consumer finance and capital markets.

Mr. Miller, who had served as the Company's President and Chief Executive Officer since the Company's formation, will step down from these roles but will continue as the President and Chief Executive Officer of the Bank.  H. Neel Hipp, Jr., Chairman of the Board of the Company and the Bank, stated that "Mr. Miller has been instrumental in helping us to complete this capital raise and will continue to focus on strengthening a platform to provide full-service traditional community banking services in the Greenville, South Carolina and contiguous markets.  We look forward to many more years together as Mr. Miller continues as President and Chief Executive Officer of the Bank."

About Independence Bancshares, Inc. and Independence National Bank

Independence Bancshares, Inc. is a bank holding company headquartered in Greenville, South Carolina.  It owns and controls all of the capital stock of its sole subsidiary, Independence National Bank, a nationally chartered bank.  Independence National Bank is proud to be a bank located in Greenville, South Carolina. Since opening for business in May, 2005, we have been providing a complete banking line of business including consumer finance, business banking and merchant services.  Our goal is to continue to deliver services that provide exceptional value to the community we serve.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on Independence Bancshares’ current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, our ability to comply with our Consent Order, including the capital directive therein, and potential regulatory actions if we fail to comply; deterioration in credit quality; greater than expected losses in the sectors of our loan portfolio secured by real estate; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; the rate of loan growth and the lack of seasoning of our loan portfolio; our ability to attract and retain key personnel; significant increases in competitive pressure in the banking and financial services industries; and changes in the interest rate environment.  Independence Bancshares does not undertake an obligation to update or revise any forward-looking statement.  Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 7, 2012 and other periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.  In addition, the Bank is currently under a consent order with the OCC and must obtain OCC approval to expand its business model.  There can be no assurances that the Bank will receive OCC approval or be successful in implementing the steps necessary to expand its business model.

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